                                                                     Exhibit 4.2

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                                RIGHTS AGREEMENT

                           DATED AS OF JULY 10, 2006,

                                 BY AND BETWEEN

                        NEW CENTURY EQUITY HOLDINGS CORP.

                                       AND

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                 AS RIGHTS AGENT

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6.  Transfer, Split Up, Combination and Exchange of

11.  Adjustment of Purchase Price, Number and Kind of

                                       (i)

Exhibit A         A-1

Exhibit B         B-1

Exhibit C         C-1

                                      (ii)

                                RIGHTS AGREEMENT

         This RIGHTS AGREEMENT, dated as of July 10, 2006 (this "AGREEMENT"), is made and entered into by and between New Century Equity Holdings Corp., a
Delaware corporation (the "COMPANY"), and The Bank of New York Trust Company,
N.A., as Rights Agent (the "Rights Agent").

                                    RECITALS

         WHEREAS, on July 7, 2006, the Board of Directors of the Company
authorized and declared a dividend distribution of one right (a "RIGHT") for each share of Common Stock, par value $0.01 per share, of the Company (a "COMMON
SHARE") outstanding as of the Close of Business (as hereinafter defined) on July
10, 2006 (the "RECORD DATE"), each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), on the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein)
with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record
Date but prior to the earlier of the Distribution Date (as hereinafter defined)
and the Expiration Date (as hereinafter defined) or as provided in Section 22.

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         1.       CERTAIN DEFINITIONS. For purposes of this Agreement, the
following terms have the meanings indicated:

         (a) "ACQUIRING PERSON" means any Person (other than the Company, any
Related Person or any Exempt Person) who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 5% or more of the then-outstanding Common Shares; PROVIDED, HOWEVER, that (i) any Person who would otherwise qualify as an Acquiring Person as of the Close of Business on July 10,
2006 will not be deemed to be an Acquiring Person for any purpose of this
Agreement on and after such date unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial
Owner of additional Common Shares representing 1% or more of the then outstanding Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of
Common Shares are treated equally (such percentage increase subject to downward adjustment if the Company's Board of Directors, in its sole discretion, determines that such percentage increase will jeopardize or endanger the availability to the Company of its NOLs), or (B) any other Person who is the
Beneficial Owner of Common Shares representing 1% or more of the then-outstanding Common Shares thereafter becomes an Affiliate or Associate of such Person (such percentage subject to downward adjustment if the Company's
Board of Directors, in its sole discretion, determines that such percentage increase will jeopardize or endanger the availability to the Company of its
NOLs), PROVIDED that the foregoing exclusion shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and
Associates of such Person, ceases to Beneficially Own 5% or more of the then-outstanding Common Shares, and (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of

Common Shares outstanding unless and until such time as (A) such Person or any
Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of additional Common Shares representing 1% or more of the then-outstanding Common
Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally (such percentage increase subject to downward adjustment if the
Company's Board of Directors, in its sole discretion, determines that such percentage increase will jeopardize or endanger the availability to the Company of its NOLs), or (B) any other Person who is the Beneficial Owner of Common
Shares representing 1% or more of the then-outstanding Common Shares thereafter becomes an Affiliate or Associate of such Person (such percentage subject to downward adjustment if the Company's Board of Directors, in its sole discretion, determines that such percentage increase will jeopardize or endanger the availability to the Company of its NOLs). Notwithstanding the foregoing, if the
Board of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this
Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring
Person" for any purposes of this Agreement.

         (b) "AFFILIATE" and "ASSOCIATE" will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (other than a Related
Person or an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person pursuant to the provisions of Section 382 of the
Internal Revenue Code of 1986, as amended (the "CODE"), or any successor provision or replacement provision, PROVIDED, HOWEVER, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.

         (c) A Person will be deemed the "BENEFICIAL OWNER" of, and to
"BENEFICIALLY OWN," any securities:

                  (i)      the beneficial ownership of which such Person or any
         of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights
         (in each case, other than upon exercise or exchange of the Rights);
         PROVIDED, HOWEVER, that a Person will not be deemed the Beneficial
         Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                  (ii)     which such Person or any of such Person's Affiliates
         or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

                                       2

                  (iii)    of which any other Person is the Beneficial Owner, if
         such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing)
         with such other Person (or any of such other Person's Affiliates or
         Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;

PROVIDED, HOWEVER, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and
(2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in
Section 3(a)(23) of the Exchange Act; PROVIDED FURTHER, HOWEVER, that nothing in this Section 1(c) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Directors of the Company may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" or have "beneficial ownership" of, any securities which such Person would be deemed to constructively own pursuant to Section 382 of the Code, or any successor provision or replacement provision.

         (d) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

         (e) "CLOSE OF BUSINESS" on any given date means 5:00 p.m., Central time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it means 5:00 p.m., Central time, on the next succeeding Business Day.

         (f) "COMMON SHARES" when used with reference to the Company means the shares of Common Stock, par value $0.01 per share, of the Company; PROVIDED,
HOWEVER, that if the Company is the continuing or surviving corporation in a transaction described in Section 11 3(a)(ii), "Common Shares" when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company.
"Common Shares" when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

         (g) "COMPANY" means New Century Equity Holdings Corp., a Delaware corporation.

         (h) "DISTRIBUTION DATE" means the earlier of: (i) the Close of Business on the tenth calendar day following the Share Acquisition Date, or (ii) the
Close of Business on the tenth Business Day (or, unless the Distribution Date

                                       3

shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the commencement of a tender or exchange offer by any Person (other than the Company, any Related Person or any Exempt
Person), if upon the consummation thereof such Person would be the Beneficial
Owner of 5% or more of the then-outstanding Common Shares.

         (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (j) "EXEMPT PERSON" means Newcastle Partners, L.P., a Texas limited partnership, and any Person whose Beneficial Ownership (together with all
Affiliates and Associates of such Person) of 5% or more of the then-outstanding
Common Shares (but less than 15% of the then-outstanding Common Shares) will not, as determined by the Company's Board of Directors in its sole discretion, jeopardize or endanger the availability to the Company of its NOLs, PROVIDED,
HOWEVER, that such a Person will cease to be an "Exempt Person" if the Board makes a contrary determination with respect to the effect of such Person's
Beneficial Ownership (together with all Affiliates and Associates of such
Person) upon the availability to the Company of its NOLs.

         (k) "EXPIRATION DATE" means the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 24.

         (l) "FINAL EXPIRATION DATE" means the tenth anniversary of the Record
Date.

         (m) "FLIP-IN EVENT" means any event described in clauses (A), (B) or
(C) of Section 11 (a)(ii).

         (n) "FLIP-OVER EVENT" means any event described in clauses (i), (ii) or
(iii) of Section 13(a).

         (o) "ISSUER" has the meaning set forth in Section 13(b).

         (p) "NASDAQ" means The Nasdaq Stock Market.

         (q) "NOLS" means the Company's net operating loss carryforwards and/or capital loss carryforwards, to be used to offset its taxable income in the current year or future year.

         (r) "PERSON" means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

         (s) "PREFERRED SHARES" means shares of Series A Junior Participating
Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation of Series A
Junior Participating Preferred Stock attached as EXHIBIT A.

         (t) "PURCHASE PRICE" means initially $10.00 per one one-hundredth of a
Preferred Share, subject to adjustment from time to time as provided in this
Agreement.

         (u) "RECORD DATE" has the meaning set forth in the Recitals to this
Agreement.

                                       4

         (v) "REDEMPTION PRICE" means $0.01 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

         (w) "RELATED PERSON" means (i) any Subsidiary of the Company or (ii)
any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.

         (x) "RIGHT" has the meaning set forth in the Recitals to this
Agreement.

         (y) "RIGHT CERTIFICATES" means certificates evidencing the Rights, in substantially the form attached as Exhibit B.

         (z) "RIGHTS AGENT" means The Bank of New York Trust Company, N.A., unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, "Rights Agent" means such successor Rights
Agent.

         (aa) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (bb) "SHARE ACQUISITION DATE" means the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

         (cc) "SUBSIDIARY" when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; PROVIDED, HOWEVER, that for purposes of Section 13(b),
"Subsidiary" when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such
Person.

         (dd) "TRADING DAY" means any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

         (ee) "TRIGGERING EVENT" means any Flip-in Event or Flip-over Event.

         2.       APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, will also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such
Co-Rights Agent will be entitled to all of the rights and protections of, and

                                       5

subject to all of the applicable duties and obligations imposed upon, the Rights
Agent pursuant to the terms of this Agreement.

         3.       ISSUE OF RIGHT CERTIFICATES. (a) Until the Distribution Date,
(i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares will also be deemed to be Right Certificates), (ii)
the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the surrender for transfer of any certificates evidencing Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the
Common Shares evidenced by such certificates. On or as promptly as practicable after the Record Date, the Company will send by first class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the
Record Date, at the address of such holder shown on the records of the Company as of such date, a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached as EXHIBIT C.

         (b) Rights will be issued by the Company in respect of all Common
Shares (other than Common Shares issued upon the exercise or exchange of any
Right) issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates
evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

         This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between New Century
         Equity Holdings Corp. and The Bank of New York Trust Company, N.A.,
         dated as of July 10, 2006 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of New Century Equity Holdings
         Corp. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate.
         New Century Equity Holdings Corp. will mail to the holder of this
         Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights
         Agreement, Rights that are or were beneficially owned by an Acquiring
         Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

         (c) Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or
Affiliate thereof and any Right Certificate issued at any time upon the transfer

                                       6

of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right
Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an
         Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights
         represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.

         (d) As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class, insured, postage prepaid mail, to each record holder of Common
Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (e) In the event that the Company purchases or otherwise acquires any
Common Shares after the Record Date but prior to the Distribution Date, any
Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the
Common Shares so purchased or acquired.

         4.       FORM OF RIGHT CERTIFICATES. The Right Certificates (and the
form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as EXHIBIT B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22, the
Right Certificates, whenever issued, on their face will entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as are set forth therein at the Purchase Price set forth therein, but the Purchase
Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.

         5.       COUNTERSIGNATURE AND REGISTRATION. (a) The Right Certificates
will be executed on behalf of the Company by its Chairman of the Board, its
President or any Vice President, either manually or by facsimile signature, and

                                       7

will have affixed thereto the Company's seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates will be countersigned, either manually or by facsimile signature, by the Rights Agent and will not be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right
Certificates had not ceased to be such officer of the Company; and any Right
Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right
Certificates, the number of Rights evidenced on its face by each of the Right
Certificates and the date of each of the Right Certificates.

         6.       TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. (a)
Subject to the provisions of Sections 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right
Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for an other Right Certificate or
Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may
be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such
Right Certificate or Rights Certificates must make such request in a writing delivered to the Rights Agent and must surrender the Right Certificate or Right
Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d) and 14, the Company will prepare, execute and deliver to the Rights Agent, and the
Rights Agent will countersign and deliver, a Right Certificate or Right
Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of
Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of

                                       8

the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights
Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         7.       EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the orderof the Company, equal to the sum of (i) the exercise price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d).

         (b) Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of one one-hundredths of a Preferred Share to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or, if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receiptof such certificates (or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of equivalent common shares to be issued in lieu of the issuance of Common
Shares in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of
Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (vi) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right
Certificate, and (vii) when appropriate, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).

         (c) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent will countersign and deliver such new

                                       9

Right Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any
Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right
Certificate has (i) completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

         8.       CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the
Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the
Company otherwise than upon the exercise thereof. The Rights Agent will deliver all canceled Right Certificates to the Company, or will, at the written request of the Company, destroy such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof to the Company.

         9.       COMPANY COVENANTS CONCERNING SECURITIES AND RIGHTS. The
Company covenants and agrees that:

         (a) It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

         (b) So long as the Preferred Shares (and, following the occurrence of a
Triggering Event, Common Shares and/or other securities) issuable upon the exercise of the Rights may be listed on a national securities exchange, or quoted on Nasdaq, it will endeavor to cause, from and after such time as the
Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on Nasdaq, upon official notice of issuance upon such exercise.

         (c) It will take all such action as may be necessary to ensure that all
Preferred Shares (and, following the occurrence of a Triggering Event, Common
Shares and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, will be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

                                       10

         (d) It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the
Company will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         (e) If the Company determines that registration under the Securities
Act is required, then the Company shall use its best efforts (i) to file, as soon as practicable following the later of the Share Acquisition Date and the
Distribution Date, on an appropriate form, a registration statement under the
Securities Act with respect to the securities issuable upon exercise of the
Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the
Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

         (f) Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date it will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

         (g) In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24 it will make all arrangements necessary so that such other securities and/or

                                       11

cash are available for distribution by the Rights Agent, if and when appropriate.

         10.      RECORD DATE. Each Person in whose name any certificate
representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common
Shares and/or other securities, as the case may be) represented thereby on, and such certificate will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price
(and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate will be dated, the next succeeding Business Day on which the transfer books of the Company for the
Preferred Shares (or Common Shares and/or other securities, as the case may be)
are open. Prior to the exercise of the Rights evidenced thereby, the holder of a
Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         11.      ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SECURITIES OR
NUMBER OF RIGHTS. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event that the Company at any time after the Record Date
(A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B)
subdivides the outstanding Preferred Shares, (C) combines the outstanding
Preferred Shares into a smaller number of Preferred Shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares
(including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification ) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i)and Section 11(a)(ii) or Section 13, the
adjustment provided for in this Section 11(a)(i) will be in addition to, and

                                       12

will be made prior to, any adjustment required pursuant to Section 11(a)(ii) or
Section 13.

                  (ii)     Subject to the provisions of Section 24, if:

         (A)      any Person becomes an Acquiring Person; or

         (B)      any Acquiring Person or any Affiliate or Associate of any
Acquiring Person, directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merges or otherwise combines with any Subsidiary of the Company, (3) in one or more transactions (otherwise than in connection with the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfers cash, securities or any other property to the
Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtains from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the
Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (otherwise than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company, or any of its
Subsidiaries), (4) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one or more transactions) to, from, with or of, as the case may be, the Company or any of its Subsidiaries (otherwise than in a transaction subject to Section 13), any property, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm's-length transaction with an unaffiliated third party,
(5) receives any compensation from the Company or any of its Subsidiaries other than compensation as a director or a regular full-time employee, in either case at rates consistent with the Company's (or its Subsidiaries') past practices, or
(6) receives the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

         (C)      during such time as there is an Acquiring Person, there is any reclassification of securities of the Company (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or of securities exercisable or exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries, of which an Acquiring
Person, or any Affiliate or Associate of any Acquiring Person, is the Beneficial
Owner equally (such percentage increase subject to downward adjustment if the
Company's Board of Directors, in its sole discretion, determines that such percentage increase will jeopardize or endanger the availability to the Company of its NOLs);

                                       13

then, and in each such case, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a
Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), in lieu of Preferred Shares, such number of Common Shares as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred
Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the current per share market price of the
Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or
Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring Person (or any such
Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an
Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Directors of the Company have determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or
Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will be canceled. Upon the occurrence of a Flip-over
Event, any Rights that shall not have been previously exercised pursuant to this
Section 11(a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii).

                  (iii)    Upon the occurrence of a Flip-in Event, if there are
         not sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right, the
         Board of Directors of the Company will use its best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Common Shares or other equity

                                       14

         securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board of Directors of the Company) to the Common Shares (for purposes of this Section
         11(a)(iii), "equivalent common shares"). In the event that equivalent common shares are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) Common Shares, to the extent any are available, and (B) a number of equivalent common shares, which the
         Board of Directors of the Company has determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in
         Event of all the Common Shares issuable in accordance with Section
         11(a)(ii) upon the exercise of a Right (the "Exercise Value") over (y)
         the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient
         Common Shares and/or equivalent common shares available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), equivalent common shares (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (1) the Exercise Value over (2)
         the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

         (b) In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them
(for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this
Section 11(b), "EQUIVALENT PREFERRED SHARES")) or securities convertible into
Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase
Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Preferred Shares outstanding on such record

                                       15

date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);
PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In the event that the Company fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the
Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock
(other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase
Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the current per share market price of the
Preferred Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights
Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which is such current per share market price of the Preferred Shares; provided, however that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one
Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase
Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "CURRENT PER
SHARE MARKET PRICE" of Common Shares on any date will be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such
Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such
Common Shares, and prior to the expiration of 30 Trading Days after the

                                       16

ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per
Common Share equivalent. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock
Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common
Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common
Shares selected by the Board of Directors of the Company. If the Common Shares
are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, "current per share market price" will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the
Rights Agent.

                  (ii)     For the purpose of any computation hereunder, the
         "CURRENT PER SHARE MARKET PRICE" of the Preferred Shares will be determined in the same manner as set forth above for Common Shares in
         Section 11(d)(i), other than the last sentence thereof. If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the
         Preferred Shares will be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred
         Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, "current per share market price" of the
         Preferred Shares will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights
         Agent. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one hundred.

         (e) Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 will be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the

                                       17

earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Preferred Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right
(and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections
7, 9, 10, 13 and 14 with respect to the Preferred Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a
Preferred Share issuable from time to time hereunder upon exercise of the
Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company has exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price pursuant to Section
11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share
(calculated to the nearest one one-millionth of a Preferred Share) obtained by
(i) multiplying (x) the number of one one-hundredths of a Preferred Share issuable upon exercise of a Right immediately prior to such adjustment of the
Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase
Price.

         (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase
Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right
Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the
Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the
Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the

                                       18

date of adjustment, and upon surrender thereof if required by the Company, new
Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the
Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the
Preferred Shares or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable
Preferred Shares or such other securities, as the case may be, at such adjusted
Purchase Price.

         (l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional
Preferred Shares or other securities upon the occurrence of the event requiring such adjustment.

         (m) Notwithstanding anything in this Agreement to the contrary, the
Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares is not taxable to such stockholders.

         (n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the
Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common
Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued

                                       19

or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the total number of
Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) will be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

         12.      CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF
SECURITIES. Whenever an adjustment is made as provided in Section 11 or Section
13, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Preferred
Shares and the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26.
The Rights Agent shall by fully protected in relying on any such certificate and on any adjustment therein contained.

         13.      CONSOLIDATION. Merger or Sale or Transfer of Assets or Earning
Power, (a) In the event that:

                  (i)      at any time after a Person has become an Acquiring
         Person, the Company consolidates with, or merges with or into, any other Person and the Company is not the continuing or surviving corporation of such consolidation or merger; or

                  (ii)     at any time after a Person has become an Acquiring
         Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other
         Person or cash or any other property; or

                  (iii)    at any time after a Person has become an Acquiring
         Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power
         (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries;

then, and in each such case, proper provision will be made so that from and after the latest of the Share Acquisition Date, the Distribution Date and the
date of the occurrence of such Flip-over Event (A) each holder of a Right thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, non assessable and freely tradeable Common Shares of

                                       20

the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip-over
Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip-over Event, all the obligations and duties of the
Company pursuant to this Agreement; (C) the term "Company' will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps
(including without limitation the reservation of a sufficient number of its
Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

         (b) For purposes of this Section 13, "ISSUER" means (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the
Company as the continuing or surviving corporation of a transaction described in
Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its
Subsidiaries) transferred pursuant to such transaction or transactions;
PROVIDED, HOWEVER, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a
Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the
Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this
Agreement will apply to the Issuer of such securities as if such securities were
Common Shares.

         (c) The Company will not consummate any Flip-over Event if, (i) at the time of or immediately after such Flip-over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or

                                       21

arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-over Event, the stockholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a)
shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the
Rights. In addition, the Company will not consummate any Flip-over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the
Issuer have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer will:

         (A)      prepare and file a registration statement under the Securities
Act with respect to the Rights and the securities issuable upon exercise of the
Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

         (B)      take all such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

         (C)      deliver to holders of the Rights historical financial
statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange
Act.

         (d) The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in
Event, except for Rights that have become void pursuant to Section 11(a)(ii),
Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).

         14.      FRACTIONAL RIGHTS AND FRACTIONAL SECURITIES. (a) The Company
will not be required to issue fractions of Rights or to distribute Right
Certificates which evidence fractional Rights. In lieu of such fractional
Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the
Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or,

                                       22

if the Rights are not listed or admitted to trading on the New York Stock
Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the
Board of Directors of the Company. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

         (b) The Company will not be required to issue fractions of Preferred
Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of
Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to any Person to whom or which such fractional Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of one Preferred Share is the closing price of the
Preferred Shares (as determined in the same manner as set forth for Common
Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise; PROVIDED, HOWEVER that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day will be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i)) for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement);
PROVIDED FURTHER, HOWEVER, that if neither the Common Shares nor the Preferred
Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

         (c) Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same

                                       23

fraction of the current market value of one such security. For purposes of this
Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof
(as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange; PROVIDED, HOWEVER, that if neither the Common
Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the
Board of Directors of the Company, whose determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.

         15.      RIGHTS OF ACTION. All rights of action in respect of this
Agreement, excepting the rights of action given to the Rights Agent under
Section 18, are vested in the respective registered holders of the Right
Certificates (and, prior to the Distribution Date, the registered holders of the
Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights
Agent or of the holder of any other Right Certificate (or, prior to the
Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

         16.      AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

         (b) After the Distribution Date, the Right Certificates are
transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

         (c) The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;

                                       24

         (d) Such holder expressly waives any right to receive any fractional
Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a
Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however that the Company will use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         17.      RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any
Right Certificate be construed to confer upon the holder of any Right
Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such
Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.

         18.      CONCERNING THE RIGHTS AGENT. (a) The Company will pay to the
Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith, or willful misconduct on the part of the
Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom or investigating any claim of liability in the premises, directly or indirectly.

         (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it in connection with its administration of this Agreement in reliance upon any Right
Certificate or certificate evidencing Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as provided in Section 20 hereof.

                                       25

         19.      MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. (a)
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights
Agent is a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the
Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 . If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such
Right Certificates so countersigned; and if at that time any of the Right
Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights
Agent or in the name of the successor Rights Agent; and in all such cases such
Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

         (b) If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver
Right Certificates so countersigned; and if at that time any of the Right
Certificates have not been countersigned, the Rights Agent may countersign such
Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the
Right Certificates and in this Agreement.

         20.      DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the
Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President,
any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate will be full authorization to the
Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

                                       26

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right
Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant contained in this Agreement or in any Right Certificate; nor will it be responsible for any adjustment required under the provisions of Sections 11 or
13 (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment
(except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights
Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the
Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the
Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right
Certificates.

                                       27

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company's written instructions.

         21.      CHANGE OF RIGHTS AGENT. The Rights Agent or any successor
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Preferred Shares or the Common Shares by registered or certified mail, or by certified overnight means, and to the holders of the Right
Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the
Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the
Rights Agent resigns or is removed or otherwise becomes incapable of acting, the
Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a
Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new
Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation or other legal entity organized and doing business under the laws of the United States or of any State thereof (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Texas), in good standing, having a principal office in the State of Texas, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         22.      ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in

                                       28

the Purchase Price per share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.
In addition, in connection with the issuance or sale by the Company of Common
Shares following the Distribution Date and prior to the Expiration Date, the
Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

         23.      REDEMPTION. (a) Prior to the Expiration Date, the Board of
Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the
Close of Business on the later of (i) the Distribution Date and (ii) Share
Acquisition Date. Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company).

         (b) Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the
Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the
Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is

                                       29

discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board of Directors) at the time of redemption, the
Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

         24.      EXCHANGE. (a) The Board of Directors of the Company may, at
its option, at any time after the later of the Share Acquisition Date and the
Distribution Date, exchange all or part of the then-outstanding and exercisable
Rights (which will not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one
Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"). Any such exchange will be effective immediately upon the action of the Board of Directors of the
Company ordering the same, unless such action of the Board of Directors of the
Company expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board of Directors of the Company). Notwithstanding the
foregoing, the Board of Directors of the Company will not be empowered to effect such exchange at any time after any Person (other than the Company, any Related
Person or any Exempt Person), who or which, together with all Affiliates and
Associates of such Person, becomes the Beneficial Owner of 50% or more of the then-outstanding Common Shares.

         (b) Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; PROVIDED,
HOWEVER, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice.
Each such notice of exchange will state the method by which the exchange of the
Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i)
equivalent common shares (as such term is used in Section 11(a)(iii)), (ii)
cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board of Directors of the Company (whose determination will be described in a statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to

                                       30

Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

         25.      NOTICE OF CERTAIN EVENTS. (a) If, after the Distribution Date, the Company proposes (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its
Subsidiaries) representing more than 50% of the assets and earning power of the
Company and its Subsidiaries, taken as a whole, to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred
Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least
10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or
Preferred Shares, whichever is the earlier.

         (b) In case any Triggering Event occurs, then, in any such case, the
Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.

         26.      NOTICES. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right
Certificate to or on the Company will be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  New Century Equity Holdings Corp.
                  300 Crescent Court, Suite 1110
                  Dallas, Texas 75201
                  Attention: Steven J. Pully

                                       31

         (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  The Bank of New York Trust Company, N.A.
                  600 North Pearl Street, Suite 420
                  Dallas, Texas 75201
                  Attention: Corporate Trust Department

         (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of any certificate evidencing
Common Shares) will be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         27.      SUPPLEMENTS AND AMENDMENTS. Prior to the time at which the
Rights cease to be redeemable pursuant to Section 23, and subject to the last sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the last sentence of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the
Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Without limiting the generality or effect of the foregoing, this
Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board of
Directors of the Company may determine to be appropriate. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the
Rights Agent will execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment will not affect the validity of any supplement or amendment adopted by the Board of Directors of the Company, any of which will be effective in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment may be made which decreases the stated
Redemption Price to an amount less than $0.01 per Right.

         28.      SUCCESSORS: CERTAIN COVENANTS. All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights
Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.

                                       32

         29.      BENEFITS OF THIS AGREEMENT. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution
Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the
Company, the Rights Agent, and the registered holders of the Right Certificates
(or prior to the Distribution Date, the Common Shares).

         30.      GOVERNING LAW. This Agreement, each Right and each Right
Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such
State.

         31.      SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated;
provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

         32.      DESCRIPTIVE HEADINGS, ETC. Descriptive headings of the several
Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof.
Unless otherwise expressly provided, references herein to Articles, Sections and
Exhibits are to Articles, Sections and Exhibits of or to this Agreement.

         33.      DETERMINATIONS AND ACTIONS BY THE BOARD. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the
Beneficial Owner, will be made in accordance with, as applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the
Exchange Act or the provisions of Section 382 of the Code, or any successor provision or replacement provision. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this
Agreement (including without limitation any determination contemplated by
Section 1(a) or any determination as to whether particular Rights shall have become void). All such actions, calculations, interpretations and determinations
(including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the
Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights.

                                       33

         34.      COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

                         [Signatures on Following Page]

                                       34

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    NEW CENTURY EQUITY HOLDINGS CORP.

                                    By: /s/ Steven J. Pully
                                        ----------------------------------------
                                    Name:  Steven J. Pully
                                    Title: Chief Executive Officer

                                    THE BANK OF NEW YORK TRUST
                                    COMPANY, N.A., Rights Agent

                                    By: /s/ John C. Stohlmann
                                        ----------------------------------------
                                    Name: John C. Stohlmann
                                    Title: Vice President

                                       35

                                                                       Exhibit A

                           CERTIFICATE OF DESIGNATION
                                       of
                          SERIES A JUNIOR PARTICIPATING
                                 PREFERRED STOCK
                                       of
                        NEW CENTURY EQUITY HOLDINGS CORP.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)

         New Century Equity Holdings Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "COMPANY"), DOES
HEREBY CERTIFY:

         That, pursuant to authority vested in the Board of Directors of the
Company by its Certificate of Incorporation, and pursuant to the provisions of
Section 151 of the General Corporation Law, the Board of Directors of the
Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "BOARD OF DIRECTORS" or the
"BOARD") by the Certificate of Incorporation of the Company, a series of
Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), of the
Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                           I. DESIGNATION AND AMOUNT

         The shares of such series will be designated as Series A Junior
Participating Preferred Stock (the "SERIES A PREFERRED") and the number of shares constituting the Series A Preferred is 1,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the
Company convertible into Series A Preferred.

                        II. DIVIDENDS AND DISTRIBUTIONS

         (a)      Subject to the rights of the holders of any shares of any
series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the
Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common
Stock (each such date being referred to herein as a "DIVIDEND PAYMENT DATE"),

                                      A-1

commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the "FIRST DIVIDEND PAYMENT
DATE"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of
Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First
Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Company at any time (i)
declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii)
combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b)      The Company will declare a dividend on the Series A Preferred as provided in the immediately preceding paragraph immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of
Common Stock). Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

         (c)      Dividends will accrue on outstanding shares of Series A
Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date.
Accrued but unpaid dividends will cumulate from the applicable Dividend Payment
Date but will not bear interest. Dividends paid on the shares of Series A
Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A
Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

                               III. VOTING RIGHTS

                                       2

         The holders of shares of Series A Preferred will have the following voting rights:

         (a)      Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of
Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock
(including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b)      Except as otherwise provided herein, in any other Preferred
Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of
Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

         (c)      Except as set forth in the Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                            IV. CERTAIN RESTRICTIONS

         (a)      Whenever dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series
A Preferred outstanding have been paid in full, the Company will not:

                  (i)      Declare or pay dividends, or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A
Preferred;

                  (ii)     Declare or pay dividends, or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of
Series A Preferred, except dividends paid ratably on the shares of Series A
Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii)    Redeem, purchase or otherwise acquire for
consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

                                       3

provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

                  (iv)     Redeem, purchase or otherwise acquire for
consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b)      The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this
Article IV, purchase or otherwise acquire such shares at such time and in such manner.

                              V. REACQUIRED SHARES

         Any shares of Series A Preferred purchased or otherwise acquired by the
Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required bylaw.

                   VI. LIQUIDATION, DISSOLUTION OR WINDING UP

         Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of
Series A Preferred have received $50.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; PROVIDED, HOWEVER, that the holders of shares of
Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up)
with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time (i)
declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii)
combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in

                                       4

connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        VII. CONSOLIDATION, MERGER, ETC.

         In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common
Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                              VIII. NO REDEMPTION

         The shares of Series A Preferred are not redeemable.

                                    IX. RANK

         The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's
Preferred Stock.

                                  X. AMENDMENT

         Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be
amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.

                                       5

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Chief Executive Officer and attested by its Chief
Financial Officer this 10th day of July 2006.

                                    NEW CENTURY EQUITY HOLDINGS CORP.

                                    By: /s/ Steven J. Pully
                                        ----------------------------------------
                                    Name: Steven J. Pully
                                    Title: Chief Executive Officer

Attest:

/s/ John P. Murray
--------------------------------
Name: John P. Murray
Title:   Chief Financial Officer

                                       6

                                                                       Exhibit B

                            FORM OF RIGHT CERTIFICATE

Certificate No. R-__________________                    _________________ Rights

         NOT EXERCISABLE AFTER JULY 10, 2016 OR EARLIER IF REDEEMED, EXCHANGED
OR AMENDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE
OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER
CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE
BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN
ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A
TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

                                Right Certificate

                        NEW CENTURY EQUITY HOLDINGS CORP.

         This certifies that ___________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of July 10, 2006 (the "RIGHTS Agreement"), between New Century Equity Holdings Corp., a Delaware corporation (the
"COMPANY"), and The Bank of New York Trust Company, N.A. (the "RIGHTS AGENT"),
to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Central time)
on the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Junior
Participating Preferred Stock, par value $0.01 per share (the "PREFERRED
SHARES"), of the Company, at a purchase price of $10.00 per one one-hundredth of a Preferred Share (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related
Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right
Certificate or Right Certificates for the number of whole Rights not exercised.
The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the
Preferred Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and/or the
number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which

                                       B-1

Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights
Agreement are on file at the abovementioned office of the Rights Agent and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

         Pursuant to the Rights Agreement, from and after the occurrence of a
Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring
Person (or any Affiliate or Associate of any Acquiring Person), (ii) a
transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such
Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in
Event, no Right Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement, and any
Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement will be canceled.

         This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or
Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related
Certificate duly executed.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right or may be exchanged in whole or in part. The Rights
Agreement may be supplemented and amended by the Company, as provided therein.

         The Company is not required to issue fractions of Preferred Shares
(other than fractions which are integral multiples of one one-hundredth of a
Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the
Rights Agreement.

                                       2

         No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred
Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.

         This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of               .
            --------------

ATTEST:                             NEW CENTURY EQUITY HOLDINGS CORP.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title

Countersigned:

THE BANK OF NEW YORK TRUST
COMPANY, N.A., Rights Agent

By:
    -----------------------
    Authorized Signature

                                       3

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
                holder desires to transfer the Right Certificate)

         FOR VALUE RECEIVED, __________ hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated :
        -------------------

                                    --------------------------------------------
                                    Signature

Signature Guaranteed:
                      -----------------------

                                       4

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)      the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or
Associate of any such Person (as such terms are defined in the Rights
Agreement);

         (2)      after due inquiry and to the best knowledge of the
undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was or became an Acquiring Person or an
Affiliate or Associate of an Acquiring Person.

Dated :
        -------------------

                                    --------------------------------------------
                                    Signature

                                       5

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                         exercise the Right Certificate)

To New Century Equity Holdings Corp.:

         The undersigned hereby irrevocably elects to exercise ___________
Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such
Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social
security or other identifying number:
                                      ------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights is not all the Rights evidenced by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social
security or other identifying number:
                                      ------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated :
        -------------------

                                    --------------------------------------------
                                    Signature

Signature Guaranteed:
                      -----------------------

                                       6

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)      the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring
Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2)      after due inquiry and to the best knowledge of the
undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was, or became an Acquiring Person or an
Affiliate or Associate of an Acquiring Person.

Dated :
        -------------------

                                    --------------------------------------------
                                    Signature

                                     NOTICE

         SIGNATURES ON THE FOREGOING FORM OF ASSIGNMENT AND FORM OF ELECTION TO
PURCHASE AND IN THE RELATED CERTIFICATES MUST CORRESPOND TO THE NAME AS WRITTEN
UPON THE FACE OF THIS RIGHT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

         SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE PROGRAM) PURSUANT TO RULE 17AD-15
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                       7

                                                                       Exhibit C

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

         On July 10, 2006, the Board of Directors of New Century Equity Holdings
Corp. adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend is payable on July 10, 2006 to our stockholders of record on that date. The terms of the rights and the rights plan are set forth in a Rights Agreement, dated as of July 10, 2006, by and between New Century Equity Holdings Corp. and The Bank of New York Trust Company, N.A., as rights agent.

         This summary of rights provides a general description of the rights plan. Because it is only a summary, this description should be read together with the entire rights plan, which we incorporate in this summary by reference.
Upon written request, we will provide a copy of the rights plan free of charge to any stockholder.

         Our Board adopted the rights plan to protect stockholder value by protecting our ability to realize the benefits of our net operating loss carryforwards ("NOLs") and capital loss carryforwards. We have experienced substantial operating and capital losses in previous years. Under the Internal
Revenue Code and rules promulgated by the Internal Revenue Service, we may
"carry forward" these losses in certain circumstances to offset current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. Assuming that we have future earnings, we may be able to realize the benefits of several million dollars of NOLs and capital loss carryforwards and we believe these NOLs and capital loss carryforwards constitute a substantial asset to us. If we experience an
"Ownership Change," as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs and capital loss carryforwards could be substantially limited or lost altogether.

         In general terms, the rights plan imposes a significant penalty upon any person or group that acquires 5% or more of our outstanding common stock without the prior approval of our Board. Stockholders that owned 5% or more of our outstanding common stock as of the close of business on July 10, 2006 may acquire up to an additional 1% of our outstanding common stock without penalty so long as they maintain their ownership above the 5% level (such increase subject to downward adjustment by our Board if it determines that such increase will endanger the availability of our NOLs and/or our capital loss carryforwards). In addition, our Board has exempted Newcastle Partners, L.P., our largest stockholder, and may exempt any person or group that owns more than
5% but less than 15% of our common stock if the Board determines that the person or group's ownership will not endanger the availability of our NOLs and/or our capital loss carryforwards. A person or group that acquires a percentage of our common stock in excess of the applicable threshold is called an "acquiring person." Any rights held by an acquiring person are void and may not be exercised.

THE RIGHTS. Our Board of Directors authorized the issuance of one right per each outstanding share of our common stock on July 10, 2006. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock for a purchase price of $10.00. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

                                      C-1

EXERCISABILITY. The rights will not be exercisable until the earlier of:

o        10 days after a public announcement by New Century Equity Holdings
         Corp. that a person or group has become an acquiring person; and

o        10 business days (or a later date determined by our Board) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the "distribution date." Until the distribution date, our common stock certificates will also evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common stock and be evidenced by rights certificates, which we will mail to all holders of rights that have not become void.

FLIP-IN EVENT. After the distribution date, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase shares of our common stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price.

FLIP-OVER EVENT. After the distribution date, if a flip-in event has already occurred and New Century Equity Holdings Corp. is acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

EXPIRATION. The rights will expire on July 10, 2016 unless earlier redeemed or exchanged.

REDEMPTION. Our Board may redeem all (but not less than all) of the rights for a redemption price of $0.01 per right at any time before the later of the distribution date and the date of the first public announcement or disclosure by
New Century Equity Holdings Corp. that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price. The redemption price will be adjusted if we declare a stock split or issue a stock dividend on our common stock.

                                       2

EXCHANGE. After the later of the distribution date and the date of the first public announcement by New Century Equity Holdings Corp. that a person or group has become an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our Board may exchange each right (other than rights that have become void) for one share of common stock or an equivalent security.

ANTI-DILUTION PROVISIONS. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. No adjustments to the purchase price of less than 1% will be made.

AMENDMENTS. Before the time rights cease to be redeemable, our Board may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.01 per right. At any time thereafter, our Board may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable.

                                      * * *

                                       3